                                                                    EXHIBIT 21.1

                              List of Subsidiaries

       Legal Name         Jurisdiction of Incorporation Doing Business As (/1/)
       ----------         ----------------------------- -----------------------
INTERSHOP Communications
 Ventures GmbH                    Germany                         NA
INTERSHOP Software
 Entwicklungs GmbH                Germany                         NA
INTERSHOP Communications
 AB                               Sweden                          NA
INTERSHOP Communications
 S.a.r.l.                         France                          NA
INTERSHOP
 Communications, Inc.             United States                   NA
INTERSHOP Communications
 GmbH                             Germany                         NA
INTERSHOP Communications
 (UK), Ltd.                       England                         NA

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(1) Other than legal name.